                            ASSET PURCHASE AGREEMENT



                                     BETWEEN


                        NATIONAL HAIR CARE CENTERS, LLC,
                      AN ARKANSAS LIMITED LIABILITY COMPANY
                                   ("SELLER")


                                       AND


                               REGIS CORPORATION,
                             a MINNESOTA CORPORATION
                                    ("BUYER")


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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made as of May 7, 1996 by and between National Hair Care Centers, LLC, an Arkansas Limited Liability Company ("Seller"), and Regis Corporation, a Minnesota Corporation ("Buyer").

     Subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the business, assets and properties, operating as a going concern, which constitute Seller's hair care business ("Business").

     The parties hereto agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.01 BASIC TRANSACTION.

          (a) PURCHASED ASSETS. Except as otherwise provided below, on and subject to the terms established in this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey, assign, transfer, and deliver as of the Closing Date (as defined in Section 1.04) to Buyer, all of Seller's right, title and interest in the properties, assets and rights of any kind, used in or relating to the Business (the "Purchased Assets") including, but not limited to, the following:

               (i) All cash on hand at each salon location, not to exceed $250 per salon ("Cash"), notes and accounts receivable (whether current or noncurrent);

               (ii) All patents, inventions, shop rights, knowhow, trade secrets and confidential information; all registered and unregistered trademarks, service marks, logos, corporate names, trade names, trade dress and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, together with all of Seller's rights to use all of the foregoing forever and all other rights in, to and under the foregoing in all countries; all computer programs and software; all goodwill of the Business and all other intangible properties; and all artwork, advertising and promotional materials and all other printed or written materials;

               (iii) All discoveries, improvements, processes, formulae (secret or otherwise), data, engineering, technical and shop drawings, art work, specifications and ideas (including those in the possession of third parties, but which are the property of Seller), whether protectable or not, licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing;

               (iv) All rights existing under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, other agreements and business arrangements, but only to the extent that the Seller's obligations under such leases, etc. are expressly assumed by Buyer;

               (v) All machinery, fixtures, equipment (including all transportation and office equipment) and furniture located in any plant, warehouse, office or other space leased, owned or occupied by Seller;

               (vi) All inventory, office supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind, including, without limitation, all property of any kind located in any office or other space leased, owned or occupied by Seller, or in any warehouse where any of Seller's properties and assets may be situated;

               (vii) All claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind except any relating to Excluded Assets (as defined below);

               (viii) The rights to receive mail and other communications except with respect to Excluded Assets;

               (ix) To the extent requested by Buyer, all records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers, and all books, ledgers, files and business records of every kind, provided that after the Closing Date Buyer shall provide Seller and its employees, agents and representatives with reasonable access to the Business' financial records for tax reporting and other reasonable purposes, which such records shall be maintained by Buyer until no longer subject to examination or audit by the Internal Revenue Service; and

               (x) All other property not referred to above which is represented on the Final Balance Sheet (as defined in Section 3.03).

          (b) EXCLUDED ASSETS. Notwithstanding the foregoing, in addition to the excluded assets listed on Exhibit A attached hereto, the parties agree that the following are expressly excluded from the purchase and sale and are not included in the Purchased Assets:


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


               (i) Seller's rights under or pursuant to this Agreement and the other agreements with Buyer contemplated hereby; and

               (ii) Seller's minute books and stockholder and stock transfer records and similar corporate records (provided that after the Closing, Seller shall provide Buyer or its employees, agents or representatives reasonable access to such records).

          (c) LIABILITIES. The parties agree that Buyer will not assume any liabilities or obligations of Seller, or claims against Seller based on occurrences prior to Closing, direct or indirect, known or unknown, absolute or contingent, not expressly provided for herein ("Excluded Liabilities"). Notwithstanding the foregoing, Buyer hereby assumes at Closing all Seller's liabilities for accrued vacation pay for all Seller's employees, and all severance pay expenses and costs for all of Seller's salon supervisors and managers and all other salon employees ("Assumed Liabilities").

          1.02 CONSIDERATION FOR PURCHASED ASSETS. The purchase price for the Purchased Assets ("Purchase Price") shall be Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000) payable Ten Million Dollars ($10,000,000) at Closing and an additional Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) payable in 5 equal annual installments without interest commencing on the first anniversary of the Closing Date with each of the remaining 4 annual installments being due and payable on each succeeding anniversary date, as evidenced by Buyer's Promissory Note in the form attached hereto as Exhibit B ("Promissory Note").

          1.03 PURCHASE PRICE ADJUSTMENT. The Purchase Price payable at Closing is subject to adjustment as follows:

     The Purchase Price shall be increased by the sum of (i) the net increase in the book value of Inventory and Property and Equipment (excluding amortization and depreciation deductions) from December 31, 1995 through May 31, 1996, as reflected on the Final Balance Sheet delivered at Closing, and (ii) Cash (as defined in Section 1.01(a)(i)) and (iii) 50% of the noncapitalized costs related to new salon openings since December 31, 1995. Prior to Closing, Seller shall furnish to Buyer such documentation as Buyer shall reasonably request to establish the amount and nature of such increase.


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          1.04 The CLOSING.  The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, at 9:00 a.m. local time, on May 31, 1996, and shall be effective as of May 31, 1996 ("Closing Date"). Alternatively, the transactions may be closed by overnight delivery of documents and by wire transfer of that portion of the Purchase Price payable at Closing.

                                    ARTICLE 2

                              CONDITIONS TO CLOSING


     2.01 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Buyer of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article 3 hereof, both individually and considered as a whole, will be true and correct in all material respects at and as of the Closing Date;

          (b) Seller will have performed, in all material respects, all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing Date;

          (c) There will be no material casualty loss or damage to the Purchased Assets taken as a whole (unless covered by insurance) at and as of the Closing Date;

          (d) All consents by third parties that are required for the consummation of the transactions contemplated hereby will have been obtained, including without limitation consents required under contracts and leases included in the Purchased Assets, and further including the consent of Wal-Mart Stores, Inc. to the assignments of all its leases with Seller, without any material changes in the terms and conditions of such leases, except for such reasonable changes that are requested by Buyer;

          (e) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgement, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded or which might adversely affect the right of Buyer to own, operate or control the Purchased Assets or the value of the Purchased Assets taken as a whole;

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


          (f) Seller shall have taken all necessary action by and on behalf of its members and managers for the approval and authorization of the consummation of the transactions contemplated hereby;

          (g) Buyer will have received from Seller's general counsel, an opinion addressed to Buyer, dated the Closing Date and in form and substance reasonably satisfactory to Buyer;

          (h) On the Closing Date, Seller will have delivered to Buyer the following:

               (i) An officer's certificate dated the Closing Date executed by the President of Seller, stating that, to the best of such officer's knowledge, the conditions specified in subsections (a) through (f) hereof have been satisfied;

               (ii) Such instruments of sale, transfer, assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for Buyer, as are required in order to transfer to Buyer Seller's right, title and interest to the Purchased Assets, free and clear of all liens, security interests and other encumbrances, including without limitation Seller's rights under contracts and leases included in the Purchased Assets;

               (iii) Certified resolutions or written actions of Seller and SD Lease Management Corporation approving this transaction; and

               (iv) Such other documents as Buyer may reasonably request in connection with the transactions contemplated hereby;

          (i) Buyer shall be satisfied with the results of the legal, business and accounting due diligence investigation of the Business performed by its attorneys, accountants and representatives;

          (j) All proceedings to be taken by Seller in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all documents required to be delivered by Seller in connection with the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

     Any condition specified in this Section 2.01 may be waived by Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer.

     2.02 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Seller of the following conditions on or before the Closing Date:


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


          (a) The representations and warranties set forth in Article 4 hereof, both individually and considered as a whole, will be true and correct in all material respects at and as of the Closing Date;

          (b) Buyer will have performed, in all material respects, all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) No action or proceeding before any court or governmental. body will be pending or threatened wherein a judgment, decree or order would prevent any. of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

          (d) All consents by third parties that are required for consummation of the transactions contemplated hereby will have been obtained;

          (e) Buyer shall have taken all necessary corporate action by and on behalf of its shareholders and directors for the approval and authorization of the consummation of the transactions contemplated hereby;

          (f) Seller will have received from Buyer's counsel, an opinion addressed to Seller, dated the Closing Date and in form and substance reasonably satisfactory to Seller;

          (g) On the Closing Date, Buyer will have delivered to Seller the following:

               (i) An officer's certificate executed by the President of Buyer dated the Closing date, stating that, to the best of such officer's knowledge, the conditions specified in subsections (a) through (e) hereof have been satisfied;
               (ii) Certified resolutions or written actions of Buyer's Board of Directors approving this transaction and execution and delivery of the Promissory Note; and

               (iii) Such other documents as Seller may reasonably request in connection with the transactions contemplated hereby;

          (h) Payment of that portion the Purchase Price for the Purchased Assets payable at Closing and delivery of an executed Promissory Note, all in accordance with Section 1.02;

          (i) Buyer W111 have offered to continue the employment of all Seller's existing employees (other than approximately 15 to 20 employees currently performing accounting and nonoperational functions) on terms consistent and compatible with Seller's current practices, but such offers shall not be deemed to constitute anything other than for employment at will;

          (j) All proceedings to be taken by Buyer in connection with the consummation


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of the Closing on the Closing Date and the other transactions contemplated hereby and all documents required to be delivered by Buyer in connection with the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

     Any condition specified in this Section 2.02 may be waived by Seller, provided that no such waiver will be. effective unless it is set forth in a writing executed by Seller.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants as follows:

     3.01 ORGANIZATION AND CORPORATE POWER. Seller is a limited liability company duly organized and validly existing under the laws of the State of Arkansas. Seller is qualified as a foreign company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except such jurisdictions where the failure to qualify will not have a materially adverse effect on the business, prospects or financial condition of the Business. Seller has all requisite power and authority to execute, deliver and perform this Agreement. The copies of Seller's Articles of Organization and Operating Agreement which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. SD Lease Management Corporation, an Arkansas corporation owns a 79.99% membership interest in Seller.

     3.02 AUTHORIZATION; NO BREACH

          (a) The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by Seller. Each of this Agreement and the other agreements contemplated hereby constitute a valid and binding obligation of Seller, to the extent it is a party to such agreements, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (b) The execution, delivery and performance of this Agreement by Seller and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any of the provisions of, (ii)

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constitute a default under, (iii) result in a violation of, (iv) result in the creation of any lien, security interest, charge or encumbrance upon the Purchased Assets pursuant to, (v) give any third party the right to accelerate any obligation under, or (vi) require any authorization, consent, approval, exemption or other action by any court, other governmental body or other third party under the provisions of the Articles of Organization or Operating Agreement of Seller or any instrument by which Seller is bound or to which any of the Business' properties are subject or any law, statute, rule, regulation, judgment or decree to which Seller is subject.

     3.03 FINANCIAL STATEMENTS.

          (a) Seller has heretofore delivered to Buyer the following unaudited financial statements: Balance Sheet at December 31, 1994 and Balance Sheet at December 31, 1995 and Statement of Income for the period ended December 31, 1995 ("Financial Statements"), a copy of which is attached hereto as Exhibit C. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Seller as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein.

          (b) Seller has furnished Buyer or will furnish Buyer prior to Closing with copies of Seller's unaudited pro-forma balance sheet reflecting only the Purchased Assets for the Business as of May 31, 1996 ("Final Balance Sheet"), a copy of which is attached hereto as Exhibit D. The Final Balance Sheet (including the notes thereto if any), as relates to the Purchased Assets, fairly presents the books and records of Seller (which are accurate and complete) and was prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein) as of such date. In addition, the Final Balance Sheet will indicate changes in Purchased Assets since December 31, 1995 for purposes of determining the Purchase Price Adjustment referred to in Section 1.03.

     3,04 ABSENCE OF UNDISCLOSED LIABILITIES. As of the Closing Date, Seller will not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) with respect to the Business except (a) obligations under or contemplated by this Agreement, and (b) Excluded Liabilities and Assumed Liabilities (as defined in
Section 1.01(c)).


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     3.05 ABSENCE OF CERTAIN TRANSACTIONS.  Seller has not at any time made any illegal political contributions or any bribes or kickbacks or any other illegal or improper payments to or on behalf of any person.

     3.06 PROPERTIES.

          (a) Seller owns good, insurable and marketable title, free and clear of all liens and encumbrances (except for liens for current taxes not yet due and payable and liens securing Excluded Liabilities) to, or a valid leasehold interest in, all of the personal properties (i) reflected on the Final Balance Sheet or (ii) used by Seller in the operation of the Business. As of Closing, all of such properties constituting Purchased Assets shall be free and clear of all liens and encumbrances.

          (b) All of Seller's buildings, machinery, fixtures, equipment and other tangible assets which are necessary for the conduct of the Business are in good condition and repair, without material structural or physical defects, and are usable in the ordinary course of business subject to normal wear and tear. The Purchased Assets include (i) the assets that are necessary for the conduct of the Business as conducted on the date of this Agreement and (ii) all assets which have been used in the conduct of the Business since December 31, 1995, other than those which have been sold or otherwise disposed of in the ordinary course of business.

     3.07 INVENTORIES. All inventories of the Business, whether or not reflected on the Financial Statements or the Final Balance Sheet, are of a quality and quantity usable and saleable in the ordinary course of business except for obsolete items and items of below standard quality, all of which, in their aggregate are immaterial in amount. Items included in such inventories are carried on the books of the Business and are valued on the Financial Statements and the Final Balance Sheet at the lower of cost or market.



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     3.08 ACCOUNTS RECEIVABLE.  All accounts receivable of the Business, whether or not reflected on the Financial Statements or the Final Balance Sheet, represent transactions in the ordinary course of business, are valid obligations to the Business, and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms, subject to reasonable and appropriate allowances for uncollectible accounts. All material items which are required by generally accepted accounting principles to be reflected as accounts receivable on the Financial Statements or the Final Balance Sheet and on the books and records of the Business are so reflected.

     3.09 TAX MATTERS. Seller has timely filed all federal, foreign, state, county and local income, excise, property, sales, use and other tax returns required to be filed by it, and all such returns are true and correct in all material respects. Seller has paid or will pay all taxes owed by it including taxes it is obligated to withhold from amounts owing to any e employee, creditor or third party. Seller's federal income tax returns have not been examined by the Internal Revenue Service for any fiscal year. Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for a period far which returns have been filed is not expected; and there are no material unresolved questions or claims concerning Seller's tax liability.

     3.10 CONTRACTS AND COMMITMENTS.

          (a) Except as otherwise set forth on SCHEDULE 3.10 attached hereto, with respect to the Purchased Assets, Seller is not a party, with respect to the Business, to any written or oral (i) collective bargaining agreement or contract with any labor union; (ii) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis; (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the Purchased Assets; (iv) guaranty of any obligation for borrowed money or otherwise; (v) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party involving payments in excess of $25,000 annually; (vi) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it involving payments in excess of $25,000 annually; (vii) contract, purchase order or group of related contracts or purchase orders with the


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same party for the sale or purchase of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000; (viii) contract prohibiting Seller from engaging in any hair care activities with respect to any geographic area or person or entity; (ix) franchise agreement; (x) assignment, license or agreement with respect to any form of intangible property, including proprietary rights; or (xi) warranty agreement with respect to products sold.

          (b) Seller has performed all material obligations required to be performed by it and is not in material default under or in breach of nor in receipt of any claim of material default or material breach under any agreement required to be listed on SCHEDULE 3.10, and Seller has no knowledge of any material breach or anticipated material breach by the other parties to any contract or commitment required to be listed on SCHEDULE 3.10.

          (c) The copies of contracts relating to the Business which have been supplied to Buyer are true and complete copies.

     3.11 PROPRIETY RIGHTS. Except as otherwise set forth on SCHEDULE 3.11 attached hereto, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights necessary to the conduct of the Business as now conducted. The Business owns and possesses all right, title and interest in and to the proprietary rights set forth on SCHEDULE 3.11. SCHEDULE 3.11 describes all proprietary rights which have been licensed to third parties and those proprietary rights which are licensed from third parties. The transactions contemplated by this Agreement will have no material adverse effect on the Business' right, title and interest in and to any of the proprietary rights (assuming due assignment to Buyer of the same) set forth on SCHEDULE 3.11. Seller has taken all necessary or desirable action to protect the proprietary rights listed on SCHEDULE 3.11. Seller has not received any notices of infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed on SCHEDULE 3.11; and to the best of Seller's knowledge, the Business has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties.

     3.12 LITIGATION Except as otherwise set forth on SCHEDULE 3.12 attached hereto, there are no actions, suits, proceedings, orders or investigations pending or threatened against Seller at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; there are no arbitration proceedings pending or threatened under collective bargaining agreements or otherwise; there are


                                       12

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no governmental inquiries; and to the best of Seller's knowledge, there is no basis for any of the foregoing. Any and all such actions, suits and proceedings set forth an SCHEDULE 3.12 shall be Excluded Liabilities (as defined in Section
1.01 (c)).

     3.13 BROKERAGE. Seller has not used a broker in connection with the transactions contemplated by this Agreement, and there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

     3.14 GOVERNMENTAL AND REGULATORY CONSENTS. No permit, consent, approval or authorization of any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of any other transaction contemplated hereby.

     3.15 COMPLIANCE WITH LAWS. Seller, its officers, directors, agents and employees, have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof applicable to the Business. Seller holds all of the permits, licenses, certificates or other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the Business as now conducted.

     3.16 EMPLOYEE BENEFIT PLANS.

          (a) Except as otherwise set forth on SCHEDULE 3.16, Seller does not maintain or contribute to (i) any nonqualified deferred compensation, retirement, stock option, stock purchase, bonus, incentive compensation, or other nonqualified plans or arrangements, (ii) any qualified defined benefit retirement plans (the "Pension Plans"); (iii) any qualified defined contribution retirement plans (the "Defined Contribution Plans"), or (iv) any plan providing welfare benefits (i.e., health, life insurance, retiree medical benefits) (the "Welfare Plans") with respect to employees or former employees of the Business. All such plans shall collectively be referred to as the "Plans."

          (b) The Plans (i) comply in all respects with the various applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and meet the requirements of "qualified plans" under Section 401(a) of the Internal Revenue Code; (ii) all required contributions have been made and all accrued benefits are fully funded; (iii) all reporting requirements have been satisfied; and (iv) with respect to the trusts and group annuity contracts related to the Plans, there have been no prohibited transactions (as that term is defined in Section

406 of ERISA).

          (c) Seller has furnished to Buyer true and complete copies of (i) the Plans and any related trust or group annuity contracts; (ii) the most recent determination letter received from the Internal Revenue Service regarding the Plans, if any; (iii) the most recent actuarial reports prepared with respect to the Defined Benefit Plans, if any; the latest financial statement for the Plans and related trust or group annuity contracts as of the end of the most recent plan year, if any; and (v) all documents filed with the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation with respect to the Plans, if any.

          (d) With respect to employees or former employees of the Business, Seller does not contribute to any multiemployer plan, as defined in Section 3(37) of ERISA, and Seller does not have any actual or potential liability under
Section 4201 of ERISA for any complete or partial withdrawal from a multiemployer plans.

          (e) Neither Seller, any of its directors, officers, employees, nor any other "fiduciary," as such term is defined in Section 3 of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Buyer, its affiliates or any of their respective directors, officers or employees to liability under ERISA or any applicable law.

     3.17 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they were made, not misleading. There is no fact which has not been disclosed to Buyer of which Seller is aware and which materially affects adversely or could reasonably be anticipated to materially affect adversely the Business or its financial condition, operating results, assets, client relations, employee relations or business prospects.


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     3.18 INSURANCE. SCHEDULE 3.18 lists and briefly describes each insurance policy maintained by Seller. All of such insurance policies are in full force and effect, and Seller is not in default with respect to its obligations under any of such insurance policies. Such insurance coverage is customary in type and amount for companies engaged in similar lines of business in the same geographical areas and of similar size.

     3.19 LABOR CONTROVERSIES. There are no controversies pending, or to the best knowledge of Seller threatened, between Seller and (i) any union, or (ii) Seller's employees. Seller is not currently subject to (i) any threats of strikes or work stoppages, or (ii) any organizational efforts or demands for collective bargaining or any union organization. Seller is in substantial compliance with applicable labor laws.

     3.20 NO MATERIAL ADVERSE CHANGES. Since December 31, 1995, there have not been (i) any adverse changes in the financial condition or in the operations, business, prospects, properties or assets of Seller from that shown on the December 31, 1995 Financial Statements, except to the extent disclosed by Seller to Buyer, or (ii) any damage, destruction or loss to any of the properties or assets of Seller, whether or not covered by insurance, which has adversely affected or impaired or which does or may adversely affect or impair the ability of Seller to conduct its business, or (iii) any negotiations, or requests for negotiations, for any representation or any labor contract or any event or condition relating to Seller's business of any character which has materially adversely affected or which does or may materially adversely affect or impair the business of Seller.

     3.21 CLOSING DATE. All of the representations and warranties of Seller contained in this Article 3 and elsewhere in this Agreement and all information related thereto and delivered in any schedule, attachment or exhibit hereto are true and correct in all material respects as of the Closing Date.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants:

     4.01 CORPORATE ORGANIZATION AND POWER. Buyer is a corporation duly organized and validly existing under the laws of the State of Minnesota, with full corporate power and authority to execute, deliver and perform this Agreement, the Promissory Note, and the other agreements contemplated hereby.

     4.02 AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement, the Promissory Note, and the other agreements contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings are necessary to authorize the execution or delivery of this Agreement and the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby each constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

     4.03 NO VIOLATION. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of, (b) constitute a default under, (c) result in a violation of, or (d) give any third party the right to accelerate any obligation under the provisions of Buyer's certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is bound or affected, or any law, statute, rule, regulation, judgment or decree to which Buyer or its assets is subject.

     4.04 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.
     4.05 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

     4.06 CLOSING DATE. All of the representations and warranties of Buyer contained in this Article 4 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct as of the Closing Date.

     4.07 GOVERNMENTAL AND REGULATORY CONSENTS. No permit, consent, approval or authorization of any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of any other transaction contemplated hereby.

                                    ARTICLE 5

                               COVENANTS OF SELLER

     Seller agrees that prior to the Closing:

     5.01 COOPERATION. Seller will use its best efforts to (i) cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to (ii) obtain all consents and authorizations of third parties, and to (iii) make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Seller will use its best efforts to preserve Seller's business organizations intact and to keep available the services of its employees and representatives and will preserve the goodwill of its employees, customers, suppliers and others having business relations with Seller. Seller will use its best efforts to obtain consents to the transactions contemplated hereby from all landlords where such consent is required to maintain all leases in full force and effect.

     5.02 TRANSACTIONS OUT OF ORDINARY COURSE OF BUSINESS. Seller will not, except with the prior written consent of Buyer, enter into any transaction out of the ordinary course of business, including, but not limited to, the execution of any new lease or the modification of any existing lease.

     5.03 MAINTENANCE OF PROPERTIES, ETC. Seller will maintain all its properties in good repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and will maintain insurance upon all its properties with respect to the conduct of its business, in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

     5.04 MAINTENANCE OF INVENTORIES. Seller will maintain its inventories at normal and customary levels.

     5.05 MAINTENANCE OF BOOKS AND RECORDS. Seller will maintain its books, accounts and records in the usual manner on a basis consistent with prior years. Seller will duly comply in all material respects with all laws and decrees applicable to it and to the conduct of its Business.

     5.06 CERTAIN PROHIBITED TRANSACTIONS. Except with the prior written consent of Buyer, Seller will not enter into any contract to merge or consolidate with or sell all or any substantial part of its assets to any other party or change the character of its Business.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

     6.01 SURVIVAL. Subject to Section 6.02 below which provides the sole remedy for breach of Articles 3 and 4 of this Agreement, the representations, warranties, covenants and agreements set forth in this Agreement, (other than in Section 3.09, which shall survive the Closing Date for a period of eighteen (18) months), or in any writing delivered in connection with this Agreement, will survive the Closing Date and the consummation of the transactions contemplated hereby for a period of 180 days.

     6.02 Indemnification.

          (a) Seller agrees to indemnify Buyer and hold it harmless against any loss, liability, damage or expense (including reasonable legal expenses and costs) (collectively, "Losses") which Buyer may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant or agreement by Seller contained in this Agreement, or the failure of Seller to pay, discharge or perform any of the Excluded Liabilities.

          (b) Buyer agrees to indemnify Seller and hold it harmless against any Losses which it may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant, or agreement by Buyer contained in this Agreement, including, without limitation, any breach by Buyer of its obligations under Section 2.02(i) which result in unemployment claims against Seller.

          (c) Promptly after obtaining knowledge of any claim under this Section, the indemnified party will notify the indemnifying party thereof, but the omission to give such notice will not relieve the indemnifying party from any liability hereunder except to the extent that the indemnifying party has been damaged by such omission. After the indemnifying party has acknowledged in writing that it is indemnifying the indemnified party with respect to any claim, the indemnifying party will be entitled to assume the defense of any such litigation, provided that the indemnified party may at its election and sole cost participate in any such defense. At the indemnifying party's reasonable request, the indemnified party will cooperate with the lndemnifying party in the preparation of any such defense. The indemnified party shall not have the right to settle any claim or litigation without the written consent of the indemnifying party.

     6.03 CONTINUED EMPLOYMENT of RIFFLE. For a period of 6 months from and after the Closing Date, Buyer shall continue the employment of Mr. Wayne Riffle at a salary of $12,500 per month and equivalent benefits as existed on the Closing Date. Buyer agrees that any services requested of Seller and its employees (including Mr. Riffle) after Closing and any use of Seller's present offices or facilities which do not form part of the Purchased Assets shall be reimbursed as agreed upon between Buyer and Seller.

     6.04 CONTINUING ASSISTANCE. Subsequent to the Closing Date, Buyer will provide to Seller and Seller will provide to Buyer, whatever assistance the other party reasonably requests in connection with the transfer of ownership and control of the Business. Subsequent to the Closing Date, Seller will refer all customer, supplier, and other inquiries relating to the Business to Buyer.

     6.05 EXPENSES. Except as otherwise expressly provided herein, each party will pay all of its own expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. Buyer shall pay all sales, stamp, documentary, transfer or similar taxes which may be payable as a result of the transactions contemplated hereby, and all costs required to be paid to Seller's landlords to obtain landlord's consents to the lease assignments, where such consents are required to prevent a default under any of the leases.

     6.06 PRESS RELEASES AND ANNOUNCEMENTS. No press releases, announcements or other disclosure related to this Agreement or the transactions contemplated hereby will be issued or made without the joint approval of Buyer and Seller; provided, however, that either party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use reasonable efforts to advise the other party prior to making the disclosure).

     6.07 FURTHER TRANSFERS. Seller will execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets.

     6.08 NONCOMPETITION.

          (a) Seller and S D Lease Management Corporation ("SDL") jointly and severally agree that for a period of 5 years from and after the Closing Date (the "Seller Noncompetition Period"), and Mr. Wayne Riffle ("Riffle") agrees that for a period of 1 year from and after the Closing Date ("Riffle Noncompetition Period"), they and each of them will not, directly or indirectly, either for themselves or for any other person, partnership, corporation or company, permit their names to be used by or participate in any enterprise involved in the hair care business, including but not limited to haircutting, hairstyling and related services and the sale of hair care, beauty, skin or nail products in the United States ("Noncompete Covenant"), PROVIDED, HOWEVER, that the only restriction or limitation imposed on Riffle by the Noncompete Covenant shall only be with respect to Wal-Mart Stores, Inc. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as stockholder (other than as a stockholder of a company whose shares are publicly traded), partner, or otherwise. Seller, SDL and Riffle agree that this Noncompete Covenant is reasonably designed to protect Buyer's substantial investment and is reasonable with respect to its duration, geographical area and scope.

          (b) During the Seller Noncompetition Period, Seller and SDL shall not, and during the Riffle Noncompetition Period, Riffle shall not induce or attempt to induce any employee of the Business to leave the employ of the Business or in any way interfere with the relationship between the Business and any employee of the Business.

          (c) If, at the time of enforcement of any provision of (a) above, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances, as determined by such court, will be substituted for the stated period, scope or area.

          (d) In the event of breach by Seller, SDL or Riffle of any material provision of this Section 6.08, Buyer or its successors or assigns may, in addition to its rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of either of the Noncompetition Periods by a period equal to the length of the violation of this Section 6.08.) In the event of an alleged breach or violation by Seller, SDL or Riffle of any of the provisions of this Section 6.08, both Noncompetition Periods will be tolled until such alleged breach or violation is resolved. Seller, SDL and Riffle agree that these restrictions are reasonable.

     6.09 BULK TRANSFER LAWS The parties do not contemplate complying with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets.

     6.10 ASSIGNMENT OF CORPORATE NAME. Seller hereby sells, assigns, transfers and conveys to Buyer all of Seller's right, title and interest in and to the name National Hair Care Centers, and Seller shall not hereafter use or adopt any such name or any name confusingly similar to such name.

                                    ARTICLE 7

                                  MISCELLANEOUS

     7.01 AMENDMENT AND WAIVER.

          (a) This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon Buyer only if set forth in a writing executed by Buyer, and any such amendment or waiver will be binding upon Seller only if set forth in a writing executed by Seller.

          (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     7.02 Notices. Except as otherwise expressly set forth in this Agreement, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when personally delivered; or (ii) 3 days after deposit in first class mail, return receipt requested; or (iii) the next day after deposit with an overnight courier service; or
(iv) upon receipt of a facsimile transmission.

     Notices, demands and communications to Buyer, Seller, SDL or Riffle will, unless otherwise is specified in writing, be sent as indicated below:

NOTICES TO SELLER, SDL OR RIFFLE

                                   National Hair Care Centers, LLC
                                   2402 Wildwood Avenue, Suite 116
                                   Sherwood, AR 72120
                                   Telecopier:  (501) 834-1104
                                   Attn:  Wayne Riffle

with a copy to:

                                   Michael B. Johnson
                                   Associate General Counsel
                                   Stephens Group, Inc.
                                   111 Center Street, Suite 2500
                                   Little Rock, AR 72201
                                   Telecopier: (501) 377-2677

NOTICES TO BUYER:

                                   Regis Corporation
                                   7201 Metro Blvd.
                                   Minneapolis, MN 55439
                                   Telecopier:  (612) 947-7900
                                   Attn:  President

with a copy to:

                                   Bert Gross
                                   Phillips & Gross
                                   90 S. 7th Street, Suite 5420
                                   Minneapolis, MN 55402
                                   Telecopier:  (612) 349-2824

     7.03 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

     7.04 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     7.05 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     7.06 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     7.07 COMPLETE AGREEMENT. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     7.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     7.09 CONTROLLING LAW, COURTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas without regard to principles of conflicts of law. The parties hereby consent to personal jurisdiction and service and venue in any court in the State of Arkansas in which any claim which is subject to this Agreement is brought.

     7.10 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   SELLER:
                                   NATIONAL HAIR CARE CENTERS, LLC

                                   By: /s/ Wayne Riffle
                                      ----------------------------------------

                                   Its: President
                                       ---------------------------------------

                                   BUYER:

                                   REGIS CORPORATION


                                   By: /s/ Paul D. Finkelstein
                                      ----------------------------------------

                                   Its: President
                                       ---------------------------------------


                                   SD LEASE MANAGEMENT CORPORATION
                                   (With respect to Section 6.08 only)

                                   By:
                                      ----------------------------------------

                                   Its:
                                       ---------------------------------------


                                   -------------------------------------------
                                   WAYNE RIFFLE
                                   (With respect to Section 6.08 only)

                                   BUYER:

                                   REGIS CORPORATION


                                   By:
                                      ----------------------------------------

                                   Its:
                                       ---------------------------------------


                                   SD LEASE MANAGEMENT CORPORATION
                                   (With respect to Section 6.08 only)


                                   By: /s/ Don Wright
                                      ----------------------------------------

                                   Its: President
                                       ---------------------------------------


                                   -------------------------------------------
                                   WAYNE RIFFLE
                                   (With respect to Section 6.08 only)

                                   BUYER:

                                   REGIS CORPORATION


                                   By:
                                      ----------------------------------------

                                   Its:
                                       ---------------------------------------


                                   SD LEASE MANAGEMENT CORPORATION
                                   (With respect to Section 6.08 only)


                                   By:
                                      ----------------------------------------

                                   Its:
                                       ---------------------------------------


                                   /s/ Wayne Riffle
                                   -------------------------------------------
                                   (With respect to Section 6.08 only)

                                    EXHIBITS


Exhibit A - Excluded Assets
Exhibit B - Promissory Note
Exhibit C - Financial Statements
Exhibit D - Final Balance Sheet


                                    SCHEDULES


Schedule 3.10 - Contracts and Commitments
Schedule 3.11 - Proprietary Rights
Schedule 3.12 - Litigation
Schedule 3.16 - Employee Benefits
Schedule 3.18 - Insurance

                                                                       EXHIBIT A


                         NATIONAL HAIR CARE CENTERS, LLC
                           SCHEDULE OF EXCLUDED ASSETS

                                                            Estimated Value
                                                            ---------------

Cash (any amount over $250 per location)

Notes Receivable    -    Bob Schulte                            $50,000
                    -    Wayne Riffle                           $150,000
                    -    EcoGas                                 $1,925000

Accrued interest on above notes

Warrants of EcoGas

Land  Golf Course Lots                                           $10,000

Land Office Building                                             $300,000
Office Building                                                  $2,613,000
Rents Receivable from Office Building                            $7000
Deposits that relate to Office Building                          $3,000
Prepaid Leasing Commissions                                      $11,000

Prepaid Insurance                                                $50,000

Prepaid Loan Costs (Loan from Texas Commerce Bank)               $36,000

Any other assets that are not related to the hair care business


This schedule prepared May 6, 1996

                                                                       Exhibit B




                                 PROMISSORY NOTE




$2,250,000                                             Little Rock, Arkansas
                                                       May 31, 1996


     For value received, Regis Corporation ("Maker") promises to pay to the order of National Hair Care Centers, LLC, its successors and assigns ("Holder"), in the City of Little Rock, Arkansas, or at such other place as the Holder may from time to time designate in writing, the principal sum of Two Million Two Hundred FIFTY Thousand Dollars ($2,250,000) without interest, said principal to be paid as follows:

     Principal shall be due in 5 equal, successive annual installments of $450,000 each commencing on May 31, 1997, with each of the remaining 4 installments being due on each successive May 31 thereafter.

     Each payment hereunder not paid when due shall bear interest thereafter at the highest rate allowed by law. If total or partial default be made in the payment of any sums owing hereunder, as the same mature, and the same shall not be cured within 10 days after written notice to Maker, the entire principal sum and any accrued interest shall at once become due and payable without notice at the option of the Holder. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or if such default be a continuing one.

     The Maker, endorsers, sureties, guarantors, and all other persons now or hereafter liable hereon waive presentment, demand for payment, notice of protest, protest, and notice of dishonor, and consent that Holder shall have the right, without notice, to deal in any way at any time, with any party hereto, or to grant any such party any extensions of time for payment of any said indebtedness or any other indulgences or forbearances whatsoever, without in any way affecting the personal liability of any party hereunder.

     The Maker may prepay all or any part of the principal indebtedness owing hereunder at any time without penalty or premium, any prepayments so made shall be applied to principal in inverse order of maturity.

     Time is of the essence of this instrument. If this Promissory Note is collected by law or through an attorney, Maker agrees to pay all costs of collection, including attorneys' fees.


                                   REGIS CORPORATION


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------

                                                                       EXHIBIT C


                           NATIONAL HAIR CARE CENTERS
                            COMPARATIVE BALANCE SHEET
                                  December 31,


ASSETS                                                  1994           1995
                                                 --------------------------
     Current Assets
          Cash                                    $   84,297      $(131,709)
          Notes & Accounts Receivables               244,022        144,223
          Prepaid expenses & supplies                271,323        357,860
          Inventories                              1,325,235      1,522,692
                                                 --------------------------
               Total Current Assets                1,924,877      1,893,066
                                                 --------------------------
                                                 --------------------------

     Property & Equipment                          4,615,450      5,657,989
          Less accumulated depreciation             (352,839)    (1,210,763)
                                                 --------------------------
               Total Property & Equipment          4,262,611      4,447,226
                                                 --------------------------
                                                 --------------------------
     Other Assets
          Goodwill                                 6,853,416      6,852,558
          Less accumulated amortization             (289,016)      (762,416)
          Development/Organizational costs            60,473         67,538
          Other                                       20,401         55,294
                                                 --------------------------
               Total Other Assets                  6,645,274      6,212,974
                                                 --------------------------
                                                 --------------------------

               TOTAL ASSETS                      $12,832,762    $12,553,266
                                                 --------------------------
                                                 --------------------------

LIABILITIES & EQUITY

     Current Liabilities
          Accounts Payable                          $176,960       $787,644
          Accrued expenses                           766,990        581,032
          Notes Payables-SDLM                      2,200,000      4,000,000
          Taxes Payable                                    0       (573,287)
          Current Maturities of Long-Term Debt       850,000      1,100,000
               Total Current Liabilities           3,993,950      5,895,389
                                                 --------------------------
                                                 --------------------------
     Long Term Liabilities
          Notes Payables-SDLM                      4,850,000      4,000,000
          Deferred Expenses                          900,000        700,000
          Less Current Maturities                   (850,000)    (1,100,000)
               Total Long-Term Debt                4,900,000      3,600,000
                                                 --------------------------
                                                 --------------------------

               Total Liabilities                   8,893,950      9,495,389
                                                 --------------------------
                                                 --------------------------
     Stockholder's Equity
          Common Stock                                     1              1
          Paid-in-Capital                          4,274,687      4,274,687
          Deficit                                   (335,876)    (1,216,811)
                                                 --------------------------
               Total Stockholder's Equity          3,938,812      3,057,877
                                                 --------------------------
                                                 --------------------------

               TOTAL LIABILITIES & EQUITY        $12,832,762    $12,553,266
                                                 --------------------------
                                                 --------------------------

                                                                       EXHIBIT C

                        NATIONAL HAIR CARE CENTERS, INC.

                            Statements of Operations

                  Year ended December 31, 1995 and period from
                 April 4, 1994 (inception) to December 31, 1994



                                                        1995           1994
                                                        ----           ----
Revenues:
    Services                                    $ 20,401,709     10,413,972
    Product sales                                  7,189,484      4,150,941
                                                ------------    -----------
          Total revenues                          27,591,193     14,564,913
                                                ------------    -----------

Operating expenses:
    Salaries and related benefits                 15,106,218      8,101,457
    occupancy expense (note 5)                     4,221,097      2,038,387
    Cost of product sales                          3,897,411      2,195,731
    Advertising                                      245,907         37,111
    Consumed products                                847,696        493,322
    General and administrative expenses            2,851,682      1,376,385
    Depreciation and amortization                  1,287,372        641,855
                                                ------------    -----------
          Total operating expenses                28,457,383     14,884,248
                                                ------------    -----------
          Loss from operations                      (866,190)      1319,335)
                                                ------------    -----------
Other income (expense):
    Interest expense                                (572,273)      (262,476)
    OTHER                                           (102,745)        37,625
                                                ------------    -----------
          Net other expense                         (675,018)      (224,851)
                                                ------------    -----------
Loss before income tax benefit                    (1,541,208)      (544,186)
income tax benefit (note 4)                          571,816        208,310
                                                ------------    -----------
          Net loss                                  (969,392)      (335,876)
                                                ------------    -----------
                                                ------------    -----------


See accompanying notes to financial statements.

                                                                       Exhibit D



                               FINAL BALANCE SHEET

                           (to be provided at Closing)

                                                                   SCHEDULE 3.10


                         NATIONAL HAIR CARE CENTERS, LLC
                      SCHEDULE OF CONTRACTS AND COMMITMENTS


PROPOSE ASSIGNMENT TO REGIS:

Lease with Wal-Mart Stores, Inc. dated December 5, 1990

Lease with Wal-Mart Stores, Inc. dated September 27, 1993

Contract with Stylistics for computer support

Contract with various floor maintenance companies

Contract with advertising agency for promotional materials

Commitments to TCB Associates to build out new locations


PROPOSE RETENTION BY SELLER:

Lease with Heritage Properties dated October 1, 1995

Loan from S D Lease Management

Guaranty to Texas Commerce Bank

Contract with AT&T for long distance services (Cancel)

Copier Lease*

Storage Buildings* (sale of equipment-proceeds to Regis)

Postage Machine/Scales*



* Less than $25,000 annually

This schedule prepared May 6, 1996.

                                                                   SCHEDULE 3.11


                         NATIONAL HAIR CARE CENTERS, LLC
                         SCHEDULE OF PROPRIETARY RIGHTS


Registered Trademarks  -   National Hair Care Centers (logo)
                       -   Rapidcut



This schedule prepared May 6, 1996

                                                                   SCHEDULE 3.12


                         NATIONAL HAIR CARE CENTERS, LLC
                             SCHEDULE OF LITIGATION


Paula Aaron (EEOC suit)

Samantha Hailey (EEOC suit)

Terrell Perry (EEOC suit)

Patsy Eichelberger (Employee Injury suit)

Various wage and hour claims




This schedule prepared May 6, 1996

                                                                   SCHEDULE 3.16


                         NATIONAL HAIR CARE CENTERS, LLC
                          SCHEDULE OF EMPLOYEE BENEFITS


Vacation

Group health insurance with AD&D and term life

Disability insurance

Car allowance

Employee discounts



This schedule prepared May 6, 1996

                                                                   SCHEDULE 3.18


                         NATIONAL HAIR CARE CENTERS, LLC
                              SCHEDULE OF INSURANCE


                                                       CARRIER

Workers Compensation                                   Various carriers as
                                                       provided through
                                                       Marsh & McLennan, Inc.

Property and Casualty                                  "

General Liability                                      "

Professional Liability                                 "

Crime Policy                                           "

Health Insurance                                       Fortis Benefits

Disability Insurance                                   Fortis Benefits



The Seller proposes to retain these policies.




This schedule prepared May 6, 1996